                                                                   EXHIBIT 10.30


ASSET PURCHASE AGREEMENT
         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the __ day of January, 1999, by and among JAMESON OUTDOOR ADVERTISING COMPANY, a Georgia corporation ("Buyer"), JAMESON INNS, INC., a Georgia corporation and the sole stockholder of Buyer ("Jameson"), and JAMESON HOSPITALITY, LLC, a Georgia limited liability company ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of, among other things, certain outdoor advertising assets in the form of billboards and other related assets as described on Exhibit A hereto (the "Assets") which it desires to sell; and

         WHEREAS, Buyer desires to acquire the Assets and to assume certain related liabilities as described on Exhibit B hereto (the "Liabilities");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties hereinafter set forth, the parties agree as follows:

         1. SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES. Subject to all of the terms and conditions of this Agreement, as of the closing date set forth in Section 7 below(the "Closing Date"), Seller shall sell, assign and transfer to Buyer the Assets and Buyer shall accept such sale, assignment and transfer and shall assume the Liabilities.


         2. PURCHASE PRICE. Subject to adjustment pursuant to Section 7.4 below, the Purchase Price for the Assets shall be as follows:

         a. 72,727 newly issued shares of Jameson's 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share (the "Shares"); and

         b. Cash in the amount of Four Hundred Thousand Dollars ($400,000) in immediately available funds; and

         c.       Assumption by Buyer of the Liabilities.


         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer, which representations and warranties shall survive the Closing (as defined in Section 7 below), as follows:

                  3.1 Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has all authority as a limited liability company to own and use its properties and to carry on its business as now being conducted.

                  3.2 Seller owns each of the Assets free and clear of all liabilities, obligations, liens, security interests and encumbrances except as described on Exhibit B hereto.

                  3.3 Seller has the power and authority as a limited liability company to enter into and perform this Agreement and has taken all necessary actions to carry out the terms hereof and thereof.

                  3.4 This Agreement has been duly authorized, executed and delivered by Seller and is a valid obligation of Seller, enforceable in accordance with its respective terms. Neither the Articles of Formation or Operating Agreement of Seller nor any other agreement or instrument to which Seller is a party or by which it or any of the Assets is bound prohibits, limits or otherwise affects the right, power or authority of Seller to enter into and perform this Agreement or to consummate the transactions contemplated herein.

                  3.5 Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereunder will result in the violation of any term or provision of or constitute a breach or default under any indenture, mortgage, deed of trust, license, permit, easement, right of way, lease or other agreement or instrument to which Seller is a party or by which it or any of the Assets is bound, including without limitation the ground leases and other contracts and agreements which are included among the Assets (the "Contractual Assets").

                  3.6 Seller is not subject to any order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

                  3.7 Seller has all necessary governmental leases, licenses, permits and other rights necessary to own and operate the Assets and such leases, licenses, permits and rights are in full force and effect. No violations exist or have been recorded in respect of any governmental license, permit or other right and no proceeding is pending or threatened with respect to the revocation or limitation of any such governmental lease, license, permit or other right which would have an adverse effect on the Assets, and there is no basis or grounds for any such revocation or license.

                  3.8 None of the Assets is in violation of any applicable law, code, rule, regulation, ordinance, license or permit, including but not limited to those relating to building, zoning or environmental matters. No notice from any governmental body or other person or entity has been served upon Seller or upon any of the Assets claiming any violation of any such law, code, rule, regulation, ordinance, license or permit, or


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         requiring or calling attention to the need for, any work, repair, construction, alteration, removal or installation of, on or in connection with the Assets which has not been fully complied with. No authorization, approval or consent of any governmental department, bureau or agency or other public board or authority is required for the consummation by Seller of the transactions contemplated by this Agreement.

                  3.9 There is, directly or indirectly, affecting the Assets, (i) no suit, action or pending claim, (ii) no investigation or inquiry or any administrative agency or governmental body and (iii) no legal, administrative or arbitration proceeding pending or threatened against Seller or the Assets which would have an adverse effect on the Assets. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal adversely affecting the Assets.

                  3.10 Each of the Contractual Assets is in full force and effect and Seller has not received notice of and is not aware of any default or other occurrence with respect to any Contractual Asset which would give any party thereto the right, with or without the passage of time, to terminate such Contractual Asset. No consent of any party other than Seller is required for the sale and assignment thereof to Buyer.

                  3.11 None of the Contractual Assets is the subject of any breach or payment or other dispute by or among the parties thereto and, to Seller's knowledge, no condition exists or event has occurred which could give rise, with or without the passage of time, to such a breach or dispute.

                  3.12 All of the representations made and financial and other data provided by Seller and Seller's representatives to Interstate/Johnson Lane Corporation ("IJLC") in connection with the issuance of IJLC's letters to Jameson dated November 3, 1998, and to Jameson and Buyer dated the date hereof relating to the fairness of the consideration to be paid by Buyer for the Assets were at the date provided to IJLC and shall be at the Closing Date true, correct and complete.

                  3.13 All of the rental payments payable by Buyer to Seller under the terms of the Contractual Assets consisting of ground leases and billboard agreements will constitute "rents from real property" as defined in section 856(d)(1)(A) of the Internal Revenue Code of 1986, as amended.


         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller, which representations shall survive the Closing, as follows:


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                  4.1      Buyer is a corporation duly organized validly
         existing and in good standing under the laws of the State of Georgia and has all corporate authority to enter into and perform this Agreement. Buyer has taken all necessary actions to carry out the terms hereof.

                  4.2 This Agreement has been duly authorized, executed and delivered by Buyer and is a valid obligation of Buyer, enforceable in accordance with its terms. Neither Buyer's Articles of Incorporation or Bylaws nor any other agreement or instrument to which Buyer is a party or by which it is bound prohibits, limits or otherwise affects the right, power or authority of Buyer to enter into and consummate this Agreement.

                  4.3 Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder will result in the violation of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which it is bound.

                  4.4 Buyer is not subject to any order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.


         5. REPRESENTATIONS AND WARRANTIES OF JAMESON. Jameson hereby represents and warrants to Seller, which representations shall survive the Closing, as follows:

                  5.1 Jameson is a corporation duly organized validly existing and in good standing under the laws of the State of Georgia and has all corporate authority to enter into and perform this Agreement and to issue the Shares. Jameson has taken all necessary actions to issue the Shares as provided herein.

                  5.2 This Agreement has been duly authorized, executed and delivered by Jameson and is a valid obligation of Jameson, enforceable in accordance with its terms. Neither Jameson's Amended and Restated Articles of Incorporation, as amended, or Bylaws, as amended, nor any other agreement or instrument to which Jameson is a party or by which it is bound prohibits, limits or otherwise affects the right, power or authority of Jameson to enter into and consummate this Agreement or to issue the Shares.

                  5.3 Neither the execution of this Agreement nor issuance of the Shares will result in the violation of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Jameson is a party or by which it is bound.


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                  5.4      Jameson is not subject to any order, judgment or
         decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or issuance of the Shares.

                  5.5 When issued to Seller in accordance with this Agreement, the Shares will be duly issued, validly outstanding and nonassessable capital stock of Jameson subject to the restrictions set forth in Section 5 below and to those contained in the Designation of Rights, Preferences and Restrictions of Preferred Stock, Part II.A of the Articles of Amendment filed by the Jameson on March 13, 1998, with the Secretary of State of the State of Georgia (the "Designation").


         6.       INVESTMENT INTENT; RESTRICTIONS ON SHARES.

                  6.1 Seller represents that it is acquiring the Shares for purposes of investment only and not with a view to resale or distribution.

                  6.2      Seller acknowledges that:

                  a. The offer and sale of the Shares to Seller have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law;

                  b. The Shares cannot be sold, assigned or transferred by Seller in any manner without registration under the Act and applicable state securities laws or in compliance with exemptions therefrom; and

                  c. No sale, assignment or transfer of the Shares by Seller will be valid except pursuant to effective registration statements under the Act and applicable state securities or an opinion of counsel satisfactory to Jameson that such registration is not required.

                  6.3 Seller further acknowledges that certificates representing the Shares will bear legends evidencing the above-described restrictions on the sale, assignment and transfer of the Shares as well as certain restrictions on sale and ownership of the Shares prescribed under the Designation.


         7. THE CLOSING. The consummation of the transactions described herein (the "Closing") shall occur at 10:00 a.m. on April 2, 1999, at the offices of Seller or at such other time and place agreed to in writing by the parties (the "Closing Date"). Title to and risk of loss, destruction, or damage to the Assets shall pass to Buyer at the conclusion of the Closing. At the Closing, the following shall occur:


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                  7.1      Buyer shall deliver to Seller:

                           a. Cash in the amount of $400,000 by check or other means satisfactory to Seller;

                           b. A fully executed Assignment and Assumption in the form of Exhibit C hereto; and

                           c. A certificate executed by an authorized officer of Buyer stating that all of the representations and warranties of Buyer set forth in this Agreement are true and correct at the time of Closing.

                  7.2      Seller shall deliver to Buyer:

                           a. A fully executed Assignment and Assumption in the form of Exhibit C hereto; and

                           b. A certificate executed by an authorized officer of Seller stating that all of the representations and warranties of Seller set forth in this Agreement are true and correct at the time of Closing.

                  7.3      Jameson shall deliver to Seller:

                           a. Certificates representing the Shares in such denominations as Seller may designate, such certificates to bear the legends described in Section 6.3 above; and

                           b. A certificate executed by an authorized officer of Seller stating that all of the representations and warranties of Jameson set forth in this Agreement are true and correct at the time of Closing.

                  7.4 The parties shall adjust, apportion, and prorate all ad valorem taxes on personal property, all real estate taxes, general and special assessments, municipal improvements liens, liens on property purchased, and all prepaid expenses, utility charges, rents or other like charges levied, assessed, or imposed upon any of the Assets being sold hereunder. Should any such tax, assessment, or charge be undetermined on the Closing Date, the last determined tax, assessment, or charge shall be used for the


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         purpose of adjustment. If not finalized at the Closing, all adjustments shall take place as soon thereafter as is practicable.


         8. UNDERSTANDING OF THE PARTIES REGARDING ASSIGNMENT OF RIGHTS UNDER BILLBOARD AGREEMENTS. The Contractual Assets consist in part of certain contractual rights of Seller held in its own name or as successor by merger to certain other entities (Seller and each of such predecessor entities being referred to as "Jameson"in the Billboard Agreements, as defined herein) under certain agreements (styled therein and referred to hereinafter as the "Billboard Agreements") between Seller and/or one of such predecessor entities and a party denominated as "Advertiser" thereunder. Acknowledging the legal identity in certain Billboard Agreements of the entity denominated therein as "Jameson" and the entity denominated as "Advertiser," the parties agree that in the event the assignment by Seller to Buyer pursuant to this Agreement of Seller's rights as "Jameson" under the Billboard Agreements is ever challenged or declared void or invalid as a result of such identity of the parties thereto, Buyer and Seller shall, effective at the Closing Date, be deemed to have entered de novo into legally binding agreements having terms and conditions identical to the terms and conditions of the Billboard Agreements, Buyer having all of the rights, duties and obligations of "Jameson" thereunder and Seller having all of the rights, duties and obligations of the "Advertiser."


         9. POST-CLOSING ASSISTANCE. After Closing, each of Buyer and Seller at the request of the other and without further consideration agrees to execute and deliver at its expense such other instruments of transfer or assumption and take such other action as reasonably may be requested to effectively carry out the provisions and intent of this Agreement and to put Buyer in possession of the Assets.


         10.      INDEMNIFICATION.

                  10.1 Buyer shall indemnify, defend, and hold Seller harmless from and against any and all claims or actions, liabilities, losses, damages, costs, charges, including reasonable attorneys' fees, and other expenses of any kind which Seller may incur with respect to the Assets and which are predicated upon events or occurrences taking place subsequent to the Closing or due to the breach by Buyer of this Agreement or any representation or warranty of Buyer herein.

                  10.2 Seller shall indemnify, defend, and hold Buyer harmless from and against any and all claims or actions, liabilities, losses, damages, costs, charges, including reasonable attorneys' fees, and other expenses of any kind which Buyer may incur with respect to the Assets and which are predicated upon events or occurrences


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         taking place subsequent to the Closing or due to the breach by Buyer of this Agreement or any representation or warranty of Buyer herein.

                  10.2 Seller shall indemnify, defend, and hold Buyer harmless from and against any and all claims or actions, liabilities, losses, damages, costs, charges, including reasonable attorneys' fees, and other expenses of any kind which Buyer may incur with respect to the Assets and which are predicated upon events or occurrences taking place prior to the Closing or due to the breach by Seller of this Agreement or any representation or warranty of Seller herein.

                  10.3 Jameson shall indemnify, defend, and hold Seller harmless from and against any and all claims or actions, liabilities, losses, damages, costs, charges, including reasonable attorneys' fees, and other expenses of any kind which Seller may incur due to the breach by Jameson of this Agreement or any representation or warranty of Jameson herein.


         11. BULK SALES ACT. Seller hereby guarantees that the sale contemplated by this Agreement shall conform to the Bulk Sales Provisions of the Uniform Commercial Code or other laws or regulations having similar purpose and therefore agrees to indemnify and hold Buyer harmless from any liability, loss, damage, cost, charge, or expense of any kind as a result of Seller's breach of this Section 11. Seller further agrees that the Purchase Price received at the Closing shall be applied to the satisfaction of any indebtedness to creditors which is identified in any list of creditors prepared and furnished to Buyer in compliance with such Bulk Sales laws.


         12. SALES TAXES. Any sales, use or transfer taxes which may be payable in connection with the transfer of the Assets to the Buyer shall be borne solely by Seller, which shall indemnify and hold Buyer harmless therefrom.


         13. PRESERVATION OF ASSETS. Prior to the Closing, Seller shall preserve the Assets in good condition and in so doing shall exercise its best efforts to (i) continue Seller's use of the Assets only in the ordinary and usual course in accordance with its past practice, (ii) maintain and keep in good repair all of the Assets, (iii) comply with all applicable laws, rules, and regulations of each federal, state and municipal authority having jurisdiction over Seller with respect to the Assets, and (iv) maintain Seller's insurance coverage of the Assets in conformity with past practice.


         14. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to purchase the Assets and assume the Liabilities pursuant to this Agreement shall be subject, at Buyer's option, to the following conditions:

                  14.1 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the condition of the Assets from the date of this Agreement until the conclusion of the Closing.


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                  14.2     REPRESENTATIONS AND WARRANTIES OF SELLER TRUE. All
         representations, warranties and other statements of Seller contained herein were true and correct when made and at and as of the Closing Date shall be true and correct as if made at the time of the Closing.

                  14.3 CONSENTS AND AMENDMENTS. Seller shall have obtained all necessary written consents to the transactions contemplated by this Agreement and any amendments which may be required to any of the Contractual Assets.

                  14.4 LITIGATION. On the Closing Date, there shall not be any pending litigation in any court or any proceedings by or before any judicial, administrative or governmental commission, board, agency or other instrumentality adversely affecting the Assets or the consummation of the transactions contemplated by this Agreement.

                  14.5 FAIRNESS OPINION. Buyer and Jameson shall have obtained an opinion of Interstate/Johnson Lane Corporation dated the Closing Date stating that the consideration payable to Seller in connection with the transactions contemplated herein is fair, from a financial point of view, to shareholders of Jameson.

                  14.6 PERFORMANCE. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.


         15. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to sell the Assets to Buyer pursuant to this Agreement shall be subject, at Seller's option, to the following conditions:

                  15.1 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the financial condition or operations of Buyer or Jameson from the date of this Agreement until the conclusion of the Closing.

                  15.2 REPRESENTATIONS AND WARRANTIES OF BUYER AND JAMESON TRUE. All representations, warranties, and other statements of Buyer and Jameson contained herein were true and correct when made and at and as of the Closing Date shall be true and correct as if made at and as of the Closing Date.

                  15.3 AMENDMENT TO JAMESON'S AMENDED AND RESTATED ARTICLES OF INCORPORATION. Jameson shall have filed with the Secretary of State of the State of Georgia an amendment to Jameson's Amended and Restated Articles of Incorporation increasing to an aggregate of one million two hundred seventy-two thousand seven


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         hundred twenty-seven (1,272,727) the number of authorized shares of
         Jameson's 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share.

                  15.4 LITIGATION. On the Closing Date, there shall not be any pending litigation in any court or any proceedings by or before any judicial, administrative or governmental commission, board, agency or other instrumentality materially adversely affecting Buyer's or Jameson's financial condition or operations or the consummation of the transactions contemplated by this Agreement.

                  15.5 PERFORMANCE. Buyer and Jameson shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer and Jameson, respectively, prior to or at the Closing.


         16. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, addressed as listed below or to such other address as the party concerned may substitute by notice to the other in accordance with the provisions of this paragraph.

         If to Buyer:

                  Jameson Outdoor Advertising Company
                  8 Perimeter Center East
                  Suite 8050
                  Atlanta, GA 38346


         If to Seller:

                  Jameson Hospitality, LLC.
                  8 Perimeter Center East
                  Suite 8050
                  Atlanta, GA 38346

         If to Jameson:

                  Jameson Inns, Inc.
                  8 Perimeter Center East
                  Suite 8050
                  Atlanta, GA 38346


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         17.      ENTIRE AGREEMENT. This Agreement sets forth the entire
agreement and understanding of the parties with respect to the transactions contemplated hereby. No representation, promise, inducement, or statement of intention has been made by Buyer, Seller or Jameson which is not embodied in this Agreement. None of Buyer, Seller or Jameson shall be bound by or liable for any alleged misrepresentation, promise, inducement or statement of intention not so set forth.

         18. ASSIGNMENTS. Neither this Agreement nor any of the rights or duties of the parties hereto may be assigned by any party without the consent of the other parties.

         19. AMENDMENT. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by the parties.

         20. WAIVER. No consent or waiver, express or implied, by a party to or of any breach by another in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of a party to complain of any act or failure to act of another, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         21. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia without regard to the conflict of laws provisions thereof.

         22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

         23. SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the balance of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby.

         24. LITIGATION COSTS. If a party commences litigation to enforce any of the provisions of this Agreement, the nonprevailing party in such litigation shall reimburse the prevailing party for all reasonable costs and expenses incurred in the pursuit of such litigation, including reasonable attorneys' fees.

         25. EXPENSES. The parties shall each be responsible for their own respective costs, expenses and fees (including without limitation attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby, and agree to indemnify and hold each other harmless from and against any and all liabilities or claims with respect to such expenses, costs, or fees.


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         26. NO THIRD-PARTY BENEFICIARIES. Except for proper heirs, successors and permitted assigns, the parties intend that no third party shall have any rights or claims by reason of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives, thereunto duly authorized, as of the day and year first above written.

                                    SELLER:

ATTEST:                             JAMESON HOSPITALITY, LLC


                                    By:
------------------------------         --------------------------------
         Secretary                      Thomas W. Kitchin,  President


                                     BUYER:

ATTEST:                             JAMESON OUTDOOR ADVERTISING COMPANY


                                    By:
------------------------------         --------------------------------
         Secretary                       Craig R. Kitchin,  President


                                    JAMESON:

ATTEST:                                     JAMESON INNS, INC.


                                    By:
------------------------------         --------------------------------
         Secretary                         Craig R. Kitchin, President



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
                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT

                                    EXHIBIT B
                                       TO
                            ASSET PURCHASE AGREEMENT

EXHIBIT C

                                       TO
                            ASSET PURCHASE AGREEMENT